UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2026

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

100 Marine Parkway, Suite 400

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On its earnings call on February 25, 2026, Soleno Therapeutics, Inc. (the “Company”) announced the appointment of Jennifer Fulk as the Company’s Chief Financial Officer, effective upon her first day of employment, which is expected to be March 2, 2026. Mrs. Fulk will succeed the Company’s current Chief Financial Officer, James Mackaness, who announced that he intends to retire by the end of March. Mr. Mackaness’s decision was not the result of any disagreement with the Company.

Mrs. Fulk, 49, most recently served as Chief Operating Officer and Chief Financial Officer of 120Water, Inc. from September 2024 through October 2025. Previously, she served as Chief Financial Officer of Talkspace, Inc., a publicly traded virtual behavioral healthcare company, from July 2021 to May 2024. Mrs. Fulk spent more than 15 years at Eli Lilly and Company in finance executive roles, including Chief Financial Officer, U.S. Bio-Medicines; Vice President, Investor Relations; Vice President, Global Finance and Integration, Elanco; and Chief Financial Officer, Lilly Germany, Austria, and Switzerland. In these roles, she led global finance teams, supported commercial and R&D organizations, and partnered closely with executive leadership on strategy, operations, and capital markets engagement. Mrs. Fulk holds a Bachelor of Science in Information Systems and a Master of Business Administration from Indiana University.

In connection with the appointment of Mrs. Fulk as the Company’s Chief Financial Officer, the Company and Mrs. Fulk entered into an employment offer letter. Mrs. Fulk’s annual base salary will be $525,000, less any applicable withholdings. Mrs. Fulk will be eligible for an annual target cash bonus equal to 45% of her annual base salary based on achieving goals and objectives set by the Chief Executive Officer, as well as the performance of the Company. The employment letter also provides that Mrs. will be granted a stock option to purchase 67,660 shares of the Company’s common stock under the Company’s 2014 Equity Incentive Plan (the “Plan”). The options are scheduled to vest as to 25% on the one-year anniversary of the grant date, with one thirty-sixth of the balance of the shares vesting monthly thereafter, on the same day of the month as the grant date, subject to Mrs. Fulk’s continued services to the Company through the applicable vesting date. Mrs. Fulk will also receive an award of 39,200 restricted stock units under the Plan, which will vest over four years in four equal annual installments, subject to her continued service with the Company through each vesting date. The foregoing description of the employment offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the employment offer letter, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mrs. Fulk will participate in the Company’s Key Executive Change in Control and Severance Plan which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on January 23, 2026.

Mrs. Fulk is expected to enter into an indemnification agreement on the Company’s standard form.

There are no arrangements or understandings between Mrs. Fulk and any other persons pursuant to which she was appointed Chief Financial Officer. There are no family relationships between Mrs. Fulk and any director or executive officer of the Company and the Company has not entered into any transactions with Mrs. Fulk that are reportable pursuant to Item 404(a) of Regulation S-K.

To support continuity and a smooth transition, it is expected that Mr. Mackaness will remain an at-will employee of the Company until March 31, 2026 following which it is anticipated that he will provide consulting services to the Company until December 31, 2026. In connection with such roles, the Company expects to enter into a Consulting Agreement with Mr. Mackaness. Under the Consulting Agreement, Mr. Mackaness will receive an hourly fee for his consulting services and his outstanding equity awards will continue to vest in accordance with their terms until the term of the Consulting Agreement ends. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

ITEM 8.01	Other events.

On February 26, 2026, the Company issued a press release announcing the appointment of Mrs. Fulk as Chief Financial Officer of the Company and the retirement of Mr. Mackaness as Chief Financial Officer of the Company. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 8.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Offer Letter by and between the Company and Jennifer Fulk, dated February 25, 2026

99.1	Press release issued by Soleno Therapeutics, Inc. dated February 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.

Date: February 26, 2026
	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer